UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2018
Date of Report (Date of earliest event reported)

GALA PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

18881 Von Karman Avenue, Suite 1440, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(949) 851-9261
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

This form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Gala Pharmaceutical, Inc. on July 9, 2018 (the “Original Filing”). The Original Filing reported, among other things, that the correct date that the Company entered into an employment agreement with Mr. Rehman as Chief Operating Officer (COO), was on June 16, 2017. That date was incorrect. The correct date that the Company entered into an employment agreement with Mr. Rehman, as Chief Operating Officer (COO) was on June 13, 2017. Mr. Rehman is the current Chief Executive Officer.

ITEM 8.01 OTHER EVENTS

The November 30, 2017 Form 10-K under ITEM 10: Directors, Executive Officers, Promoters and Control Persons, Section - stated the employment agreement date for Maqsood Rehman incorrectly as September 1, 2017. The correct date that the Company entered into an employment agreement with Mr. Rehman, as Chief Operating Officer (COO), the current Chief Executive Officer of the Company, was June 13, 2017 pursuant to “Amendment No. 1 to Agreement for Corporate Executive.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is attached as part of this report:

Exhibit No.	Description

10.1	Amendment No. 1 to Agreement for Corporate Executive

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gala Pharmaceutical Inc.

Date: July 20, 2018	By:	/s/ Maqsood Rehman
Maqsood Rehman
	Title:	Chief Executive Officer